VOTING AGREEMENT
                             FOR SHARES OF STOCK OF
                           QUEST RESOURCE CORPORATION

                         [Douglas L. Lamb-Jerry D. Cash]

     This Voting Agreement (this "Agreement"), dated as of November 8, 2002, is made by and among Quest Resource Corporation ("Quest"), Douglas L. Lamb ("Lamb") and Jerry D. Cash ("Cash").

     Lamb and Cash are also each a "Shareholder" and, collectively, the "Shareholders".

                                    Recitals

     A. Quest and STP Cherokee, Inc. ("STP") have entered into that certain Agreement and Plan of Reorganization dated contemporaneously herewith (the "Reorganization Agreement"), pursuant to which STP will become a wholly owned subsidiary of Quest and Cash will receive 5,380,785 shares of the common stock of Quest.

     B. It is a condition precedent to the consummation of the transactions contemplated by the Reorganization Agreement that, as of Closing, the Board of Directors of Quest (the "Board") shall consist solely of the following four (4) members: Cash, one (1) designee of Cash who is reasonably acceptable to Lamb (the "Cash Designee"), Lamb and one (1) designee of Lamb who is reasonably acceptable to Cash (the "Lamb Designee").

     C. In  order to  induce  the  parties  to  enter  into  the  Reorganization
Agreement, the Shareholders desire to enter into this Agreement regarding the voting rights of Cash and Lamb with respect to the common stock of Quest.

                                    Agreement

     THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.    ELECTION OF QUEST DIRECTORS

     1.1. Cash and Cash Designee. During the period beginning on the date hereof and continuing for thirty-six (36) months hereafter (the "Term"), the Shareholders shall use their best efforts and take all action within their respective power, including but not limited to the voting of capital stock of Quest, to cause Cash and the Cash Designee to comprise two (2) of the four (4) members of the Board.

     Each Shareholder agrees to vote such Shareholder's shares of capital stock of Quest at all meetings of shareholders of Quest (or to execute any written consents in lieu thereof) in which directors are elected in favor of Cash and the Cash Designee.

     The Shareholders agree not to vote in favor of (or take any other action with respect to) the removal from the Board of Directors of Cash or the Cash Designee without the written consent of Cash.

     In the event that the Cash Designee ceases to serve as a member of the Board during his or her term in office, the resulting vacancy on the Board shall be filled by a representative ("Cash Substitute Designee") designated by Cash, who is reasonably satisfactory to Lamb. Quest and the Shareholders agree to use their best efforts and take all action within their respective power, including, but not limited to, the voting of capital stock of Quest, to cause the removal of the Cash Designee at the written request of Cash as soon as practicable following such written request and/or to cause the election of a Cash Substitute Designee as soon as practicable following his or her designation.

     Neither Quest nor the Shareholders shall take any action inconsistent with the purpose or provisions of this Agreement.

     The initial Cash Designee shall be James B. Kite, Jr., who is satisfactory to Lamb and who shall be elected to the Board, together with Cash, immediately upon execution and delivery of this Agreement.

     1.2. Lamb and Lamb Designee. During the Term, the Shareholders shall use their best efforts and take all action within their respective power, including but not limited to the voting of capital stock of Quest, to cause Lamb and the Lamb Designee to comprise two (2) of the four (4) members of the Board.

     Each Shareholder agrees to vote such Shareholder's shares of capital stock of Quest at all meetings of shareholders of Quest (or to execute any written consents in lieu thereof) in which directors are elected in favor of Lamb and the Lamb Designee.

     The Shareholders agree not to vote in favor of (or take any other action with respect to) the removal from the Board of Directors of Lamb or the Lamb Designee without the written consent of Lamb.

     In the event that the Lamb Designee ceases to serve as a member of the Board during his or her term in office, the resulting vacancy on the Board shall be filled by a representative ("Lamb Substitute Designee") designated by Lamb, who is reasonably satisfactory to Cash. Quest and the Shareholders agree to use their best efforts and take all action within their respective power (whether in the capacity as a shareholder, director or officer of Quest or otherwise), including, but not limited to, the voting of capital stock of Quest, to cause the removal of the Lamb Designee at the written request of Lamb as soon as practicable following such written request and/or to cause the election of a Lamb Substitute Designee as soon as practicable following his or her designation.

     Neither Quest nor the Shareholders shall take any action inconsistent with the purpose or provisions of this Agreement.

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

     The initial Lamb Designee shall be John Garrison, who is satisfactory to Cash and who shall be elected to the Board, together with Lamb, immediately upon execution and delivery of this Agreement.

     1.3. Rights of Designees. The Cash Designee and the Lamb Designee shall receive (A) all materials distributed to the Board, whether provided to directors in advance of, during or after, any meeting of the Board, regardless of whether such director shall be in attendance at any such meeting, (B) the same compensation, if any, as the other members of the Board for serving in such capacity (except that any designee who serves on the Company's audit committee may receive such additional compensation for such services as the board of directors may determine), and (C) reimbursement of the reasonable out-of-pocket expenses incurred in attending the meetings of the Board.

     1.4. Number of Directors. During the Term, the Shareholders shall use their best efforts and take all action within their respective power, including but not limited to the voting of capital stock of Quest, to cause the entire Board to be comprised of four (4) members, consisting solely of Cash, the Cash
Designee, Lamb, and the Lamb Designee, unless a change in such number of directors is mutually agreed to in writing by Cash and Lamb.

     1.5. Death or Disability of Cash\Lamb. If a Shareholder dies or becomes disabled, such Shareholder's Personal Representative shall (i) have the right to exercise such Shareholder's rights under this Agreement and (ii) be bound by the terms of this Agreement.

     A Shareholder shall be "disabled" if such Shareholder is not able to exercise the Shareholder's duties as a director in a prudent manner.

     The term "Personal Representative" shall mean any of the following: attorney-in-fact under power of attorney; conservator, guardian, executor, administrator, or, if none of the above, spouse.

     If a Shareholder dies or becomes disabled, such Shareholder's Personal Representative shall have the right to select a director to replace such Shareholder on the Board. Such replacement director shall be reasonably satisfactory to the other Shareholder.

     The Shareholders shall use their best efforts and take all action within their respective power, including but not limited to the voting of capital stock of Quest, to cause such replacement director to serve on the Board.

     1.6. Additional Designees. If the governing rules of the exchange on which Quest's common stock is traded requires that the number of directors be increased (or if the number of directors is increased for any reason), then the Shareholders agree to use their best efforts and take all action within their respective power, including but not limited to the voting of capital stock of Quest, to cause the new number of directors to be established or maintained at an even number. Each Shareholder shall then have the right to designate persons to serve in one-

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

half of the additional director positions. Each additional designee named by Lamb shall be subject to the same voting provisions and rights in this Agreement as the Lamb Designee and each additional designee by Cash shall be subject to the same voting provisions and rights as the Cash Designee.

     2.  MISCELLANEOUS

     2.1. Representations of Shareholders. Each Shareholder hereby represents and warrants that, as of the date of this Agreement, such Shareholder has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purpose or provisions of this Agreement.

     2.2. Amendment. This Agreement may not be amended or modified in whole or in part at any time except upon the written consent of the Shareholders.

     2.3. Legend. In addition to any other legend required by law or agreement, each certificate evidencing shares of Quest's capital stock owned by the Shareholders shall be stamped or otherwise imprinted with a legend to the following effect:

                "The shares represented by this certificate are subject to certain restrictions contained in a Voting Agreement dated as of November 8, 2002, as the same may be amended from time to time, a copy of which is available for examination at the principal office of Quest Resource Corporation."

     The Section 2.3 legend shall be removed upon (i) sale of the shares in the public market or (ii) termination of this Agreement in accordance with the provisions of Section 2.13.

     2.4. Effect on Transferees. Except for sales of shares in the public market, each and every transferee or assignee of any shares of capital stock of Quest from any Shareholder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to such transferee's transferor or assignor. Except for sales in the public market, the transferring Shareholder shall require that the transferee agree in writing to be bound by, and subject to, all the terms and conditions of this Agreement. As used in this Agreement, a sale of shares in the public market means a transaction meeting the requirements of the first sentence of Rule 144(f) under the Securities Act of 1933, as amended ("Rule 144"), with the term "brokers' transaction" having the meaning ascribed to such term in Rule 144(g).

     2.5. Prior Understandings. This Agreement represents the complete agreement of the parties hereto with respect to the subject matter included herein and supersedes any and all previous agreements relating thereto.

     2.6. Specific Performance. Each party recognizes that the obligations imposed on such party in this Agreement are special, unique and of extraordinary character, and that in the event of breach by such party, damages will be an insufficient remedy; consequently, it is agreed


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

that any party will be entitled to specific performance (in addition to any other remedies in equity or at law) as a remedy for the enforcement hereof, without posting a bond or other security and without proving damages.

     2.7. Binding Agreements. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors or permitted assigns.

     2.8. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for in this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties pursuant to this Section 2.8.

     2.9. Severability. The invalidity of any provision or provisions of the Agreement shall not invalidate or otherwise affect any other provisions of this Agreement, which shall remain in full force and effect.

     2.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts and each counterpart shall be deemed to be an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     2.11. Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

     2.12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without giving effect to the conflicts or choice of law principles thereof.

     2.13. Termination. This Agreement shall terminate at such time as (i) the Term expires or (ii) less than 1,000,000 shares (as hereinafter adjusted for stock splits, stock dividends and like transactions) of Quest's common stock (including shares convertible into Common Stock on an as-converted basis) are subject to this Agreement, whichever occurs first.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.

                                   SHAREHOLDERS:

                                   /s/ Douglas L. Lamb
                                   ---------------------------------------
                                   Douglas L. Lamb

                                   Address:   703 East Main Street
                                              Benedict, KS  66714
                                   Facsimile: (620)698-3030


                                   /s/ Jerry D. Cash
                                   ---------------------------------------
                                  Jerry D. Cash

                                   Address:  5901 N. Western, Suite 200
                                             Oklahoma City, OK 73118
                                             -----------------------------

                                   Facsimile: 405-840-9897
                                              ----------------------------

                                   QUEST RESOURCE CORPORATION


                                   By:  /s/ Douglas L. Lamb
                                        --------------------------------
                                   Name:   Douglas L. Lamb
                                          ------------------------------
                                   Title:  President
                                          ------------------------------

                                   Address:   703 East Main Street
                                              Benedict, KS  66714
                                   Facsimile: (620)698-3030